                                                                   EXHIBIT 10.15

                                            ***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                           UNDER 17 C.F.R. Sections 200.80(b)(4)
                                                                   AND 240.24B-2

                          FUTURE BLOOD SCREENING ASSAY-

                            WEST NILE VIRUS ADDENDUM

                                    AMENDING

                   AGREEMENT ENTERED INTO AS OF JUNE 11, 1998

                                 BY AND BETWEEN

                 GEN-PROBE INCORPORATED, A DELAWARE CORPORATION

                                       AND

                               CHIRON CORPORATION

1.       Definitions............................................................................................        2

         1.1      Agreement.....................................................................................        2

         1.2      Alternative NAT Clinical Diagnostic Product  .................................................        2

         1.3      Binder........................................................................................        2

         1.4      Budget........................................................................................        2

         1.5      Completion Date...............................................................................        2

         1.6      FTE Labor Rate................................................................................        2

         1.7      Interim Events................................................................................        2

         1.8      Material Modification.........................................................................        3

         1.9      NIH Monies....................................................................................        3

         1.10     Non-material Modification.....................................................................        3

         1.11     Product Requirements Document.................................................................        3

         1.12     Project Management............................................................................        3

         1.13     Resource Plan.................................................................................        3

         1.14     Software Requirements Specifications..........................................................        3

         1.15     Technical Plan................................................................................        3

         1.16     Timeline......................................................................................        3

         1.17     WNV Assay Product.............................................................................        4

         1.18     WNV Development Costs.........................................................................        4

         1.19     WNV Development Program.......................................................................        4

         1.20     WNV Clinical Diagnostic Product...............................................................        4

2.       WNV Development Program................................................................................        4

         2.1      Objective.....................................................................................        4

         2.2      General Conduct of Development................................................................        4

         2.3      No Guarantee..................................................................................        4

         2.4      Project Management............................................................................        5

                  2.4.1.   Principles of Project Management.....................................................        5

                  2.4.2.   Project Manager......................................................................        5

                  2.4.3.   Project Manager's Responsibilities...................................................        5

                  2.4.4.   Project Leaders......................................................................        6

                  2.4.5.   Reports..............................................................................        7

                  2.4.6.   Meetings of the Supervisory Board....................................................        7

         2.5      Development Responsibilities..................................................................        7

                  2.5.1.   Principal Responsibility; General Statement..........................................        7

                                       i.


                  2.5.2.   Shared Responsibility................................................................        7

                  2.5.3.   Principal and Shared Responsibility; Specific Allocation.............................        8

                  2.5.4.   Regulatory/Licensure.................................................................        8

                  2.5.5.   Project Leader Disagreements.........................................................        9

3.       Modifications..........................................................................................        9

         3.1      WNV Development Program Definition............................................................        9

         3.2      Modifications.................................................................................        9

                  3.2.1.   Request for Modifications............................................................        9

                  3.2.2.   Non-Material Modifications...........................................................       10

         3.3      Material Modifications........................................................................       10

                  3.3.1.   Request for Material Modifications...................................................       10

                  3.3.2.   Initial Analysis of Impact of Proposed Material Modification.........................       10

                  3.3.3.   Preparation of Modified WNV Development Program......................................       10

                  3.3.4.   Acceptance of Modified WNV Development Program.......................................       10

                  3.3.5.   Effective Date of Modified WNV Development Program...................................       11

         3.4      Notice of Significant Changes.................................................................       11

4.       Changes to WNV Assay Product after Completion Date.....................................................       12

         4.1      Process.......................................................................................       12

         4.2      Additional Work under Addendum................................................................       12

5.       WNV Development Costs..................................................................................       12

         5.1      [...***...] WNV Development Costs.............................................................       12

                  5.1.1.   [...***...]..........................................................................       12

                  5.1.2.   Prior to Material Modification.......................................................       12

                  5.1.3.   After Material Modification..........................................................       13

         5.2      Definition and Calculation of WNV Development Costs...........................................       13

                  5.2.1.   WNV Development Costs; FTE Labor Rate................................................       14

                  5.2.2.   Comparison with Resource Plan........................................................       15

                  5.2.3.   Methodology..........................................................................       15

         5.3      Payment of WNV Development Costs..............................................................       15

                  5.3.1.   Accrued WNV Development Costs........................................................       15

                  5.3.2.   [...***...] Budgeted Payments........................................................       15

                  5.3.3.   [...***...] True-Up Payments.........................................................       16

                  5.3.4.   Invoices.............................................................................       16

         5.4      Additional Provisions regarding Shared Revenues...............................................       16

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                       ii.

                  5.4.1.   [...***...]..........................................................................       16

                  5.4.2.   [...***...]..........................................................................       16

         5.5      Dispute.......................................................................................       16

         5.6      Right to Audit and Verify.....................................................................       17

6.       Manufacturing and Commercialization....................................................................       17

         6.1      Definitions Relevant to Manufacturing and Commercialization Obligation........................       17

                  6.1.1.   Applicable Purchase Price............................................................       17

                  6.1.2.   Transfer Price.......................................................................       17

                  6.1.3.   Manufacturing Cost...................................................................       18

                  6.1.4.   Rare Reagents........................................................................       18

         6.2      Right to Audit and Verify.....................................................................       18

         6.3      Non-Commercial Products.......................................................................       18

         6.4      Commercialization Budget......................................................................       18

7.       License Grants.........................................................................................       19

8.       Addendum Effective Date; Term; Termination.............................................................       19

         8.1      Term of West Nile Virus Addendum..............................................................       19

         8.2      Termination for Breach........................................................................       20

                  8.2.1.   Default..............................................................................       20

                  8.2.2.   Right to Cure Event of Default.......................................................       20

                  8.2.3.   Effect of Termination for Breach.....................................................       20

         8.3      Termination by Both Parties...................................................................       21

                  8.3.1.   Vote to Terminate....................................................................       21

                  8.3.2.   Effect of Notice Period on Termination by Both Parties...............................       21

                  8.3.3.   Effect of Termination by Both Parties................................................       21

         8.4      Termination by Either Party; Unilateral Withdrawal from WNV Development Program...............       21

         8.5      Continuance of WNV Development Program following Unilateral Withdrawal or Termination.........       22

                  8.5.1.   Election.............................................................................       22

                  8.5.2.   Funding and Conduct of Development...................................................       22

                  8.5.3.   Reimbursement of Development Costs...................................................       22

                  8.5.4.   Control of the Program upon Unilateral Funding.......................................       24

                  8.5.5.   Rights under Agreement...............................................................       24

9.       Escalation.............................................................................................       24

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                      iii.


         9.1      Escalation Process............................................................................       24

         9.2      Remedies in Event of Default..................................................................       24

         9.3      Survival......................................................................................       24

10.      No Other Amendment.....................................................................................       24

11.      Counterparts...........................................................................................       25

                                      iv.

                          Future Blood Screening Assay-

                            WEST NILE VIRUS ADDENDUM

         This Future Blood Screening Assay - West Nile Virus Addendum (the "West Nile Virus Addendum") is entered into, effective as of June 1, 2003 (the "Addendum Effective Date") pursuant to and amending that certain Agreement entered into as of June 11, 1998 (the "Agreement") by and between Gen-Probe Incorporated, a Delaware corporation ("Gen-Probe") with a principal place of business at 10210 Genetic Center Drive, San Diego CA 92121, and Chiron Corporation, a Delaware corporation ("Chiron;" collectively with Gen-Probe, the "parties") with a place of business at 4560 Horton Street, Emeryville, CA 94608.

                                    Recitals

         A. The parties entered into the Agreement as of June 11, 1998. The Agreement was amended by the following: (i) June 11, 1998 Supplemental letter agreement, (ii) June 26, 1998 Addendum to Collaboration Agreement, (iii) June 30, 1998 Supplemental letter agreement, (iv) June 30, 1998 Consent, (v) December 7, 1999 Amendment to Collaboration Agreement, (vi) February 1, 2000 Amendment No. 2 to Collaboration Agreement, (vii) June 7, 2001 Supplemental agreement no. 1 (Customer training and Support), (viii) October 30, 2001 Confidentiality and Joint Interest Agreement, and (ix) April 1, 2002 Amendment No. 3 (warehousing and shipping). In addition, the parties entered into certain settlements, described in Recital E below.

         B. In the Agreement, the parties agreed to discuss, during the term thereof, the selection and establishment of one or more Development Programs for one or more Future Blood Screening Assays to be conducted by the Blood Screening Instruments.

         C. The parties have discussed a proposed development of an assay for the detection of West Nile Virus (WNV), on a semi-automated instrument system, which assay would fall within the definition of a "Future Blood Screening Assay" set forth in Section 1.30 of the Agreement and does not include HCV as a constituent element.

         D. Gen-Probe applied for and received a contract with the National Institutes of Health, Contract No. NO1-HB-07148, effective January 1, 2000, which contract as amended provides for, among other things, the partial funding of costs associated with the development of the WNV Assay Product.

         E. The parties submitted a number of disputes under the Agreement to arbitration pursuant to Section 13 of the Agreement, and in resolution of those disputes, executed a Definitive Written Settlement Agreement, dated December 5, 2001, and a Short Form Agreement, dated November 16, 2001. All provisions of these settlement agreements which address the subject matter addressed in this Addendum are expressly superceded by this West Nile Virus Addendum, except as expressly described herein.

         F. By this West Nile Virus Addendum, the parties desire to include the West Nile Virus Assay to be conducted by one or more of the Blood Screening Instruments within the scope of the provisions of the Agreement as clarified and amended by the terms and conditions more particularly described in this West Nile Virus Addendum.

         G. The purpose of WNV development program is to meet an urgent need in the United States, as articulated by FDA and industry, to provide an IND WNV screening assay by July 1, 2003. The parties intend that, if a fully licensed product becomes required and commercially appropriate, the terms applicable to the development and distribution of that product will require a modification of this Agreement.

                                    Agreement

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this West Nile Virus Addendum, the parties agree as follows:

1. Definitions. All capitalized terms used but not defined in this West Nile Virus Addendum shall have the meanings set forth in the Agreement.

         1.1 Agreement shall have the meaning set forth in the first paragraph of this West Nile Virus Addendum.

         1.2 Alternative NAT Clinical Diagnostic Product means the alternative NAT product (reflected in the WNV Development Program shared responsibility described in Section 2.5.3 below) developed by Chiron and sold in the Clinical Diagnostic Field.

         1.3 Binder means that certain three-ring binder, with one or more volumes, entitled "WNV Development Program for the WNV Assay Product (Gen-Probe/Chiron WNV Development Addendum, dated as of _______) Binder," in which certain documents, materials or other items incorporated into this West Nile Virus Addendum by reference are kept. The original Binder and an additional volume of the Binder, labeled "Amendments to WNV Development Program" and reflecting any changes, modifications or amendments to the Binder, are maintained by and located at the premises of Gen-Probe. A copy of the original Binder, and a copy of the additional volume of the Binder, each signed by both parties, shall be maintained by and located at the premises of Chiron.

         1.4 Budget means the written, approved budget of WNV Development Costs for the WNV Development Program, including the estimated cost of the WNV Development Program on a monthly basis through the end of the WNV Development Program. The approved Budget is described in the Binder under the heading "Budget", and may be amended from time to time under the provisions of Section 3 below.

         1.5 Completion Date means the earlier of (i) [...***...] or (ii) [...***...]

         1.6      FTE Labor Rate is defined in Section 5.2.1.

         1.7 Interim Events means such events of material significance to the WNV Development Program as are mutually agreed to by both parties and set forth with specificity and identified as an "Interim Event" on the Timeline included within the Technical Plan, as such Interim Events may be modified, pursuant to the change procedures set forth in Section 3 of this West Nile Virus Addendum.

                                               *CONFIDENTIAL TREATMENT REQUESTED

         1.8 Material Modification means a change or amendment to the WNV Development Program that materially affects the requirements set forth in the then-current Product Requirements Document, Software Requirement Specifications, Technical Plan, Resource Plan or Budget, or that materially modifies an Interim Event set forth in the Timeline included within the Technical Plan.

         1.9 NIH Monies means all monies actually paid to Gen-Probe by the NIH specifically to defray WNV Development Costs under (i) the NIH contract referenced in Recital C above (ii) any extensions or amendments to the NIH contract referenced in Recital C, and (iii) any other contract or grant under which Gen-Probe seeks reimbursement for WNV Development Costs. NIH Monies shall not include any monies paid to Gen-Probe by the NIH for any other purpose, even if paid pursuant to contracts which also provide for payment of WNV Development Costs so long as Gen-Probe can reasonably demonstrate that monies paid do not relate to the WNV Development Program.

         1.10 Non-material Modification means a change or amendment to the WNV Development Program other than a Material Modification. Written agreement among members of Project Management that a modification is a "Non-material Modification" hereunder as described in Section 3.2 below shall be conclusive.

         1.11 Product Requirements Document (or "PRD") means the specifications for the WNV Assay Product, and includes as a component thereof the Software Requirements Specifications. The initial Product Requirements Document is described in the Binder, under the heading "Product Requirements Document (PRD, Revision C, dated 06/08/03)," and may be amended from time to time under the provisions of Section 3 below.

         1.12     Project Management is defined in Section 2.4.1.

         1.13 Resource Plan means the description of (i) a party's personnel to be allocated to the WNV Development Program, including the name of the specific personnel or the qualification or grade of unidentified personnel, and dedicated amount of time and periods for the commitment of such personnel required for the WNV Development Program, and (ii) equipment, tools, software, or other special items, the purchase, license or leasing of which is specifically required for use by such personnel to support the WNV Development Program. The initial Resource Plan is described in the Binder, under the heading "Resource Plan," and may be amended from time to time under the provisions of
Section 3 below.

         1.14 Software Requirements Specifications (or "SRS") means the specifications for the software component of the WNV Development Program. The initial Software Requirements Specifications are described in the Binder, under the heading "Software Requirements Specifications (SRS, Revision F, dated 06/13/01)," and may be amended from time to time under the provisions of Section 3 below.

         1.15 Technical Plan means the statement of work prepared for the development of the WNV Assay Product, including the responsibilities to be performed by each party, the responsibilities to be performed jointly, the schedule for performance of those responsibilities, an overall development timeline and a Resource Plan. The initial Technical Plan is described in the Binder, under the heading "Technical Plan, Revision B, dated 06/09/03," and may be amended from time to time under the provisions of Section 3 below.

         1.16 Timeline means the overall development timeline included within the Technical Plan.

         1.17 WNV Assay Product is defined on Schedule 1.17 and expressly excludes any products or instruments in the Clinical Diagnostic Field.

         1.18 WNV Development Costs means, with respect to this West Nile Virus Addendum only, the development costs defined in Section 5 hereof.

         1.19 WNV Development Program means the statement of work for the development of the WNV Assay Product under the terms of this West Nile Virus Addendum, as such development program is described in the Binder, and consists of (i) the Product Requirements Document, (ii) the Software Requirements Specifications, (iii) the Technical Plan, (iv) the Resource Plan included within the Technical Plan, and (v) the Budget.

         1.20 WNV Clinical Diagnostic Product means a TMA assay product developed by Gen-Probe and sold in the Clinical Diagnostic Field to detect the presence of the West Nile Virus.

2.       WNV Development Program.

         2.1 Objective. Subject to the terms of the Agreement, as amended by this West Nile Virus Addendum, the parties each shall conduct their respective obligations under the WNV Development Program as established in accordance with the terms hereof. The parties acknowledge that, as of the Addendum Effective Date, the WNV Development Program is a development program limited to sales of the WNV Assay Product prior to marketing approval by the FDA, and further acknowledge that the parties will be required to modify the WNV Development Program pursuant to Section 3 hereof in the event that the parties approve a modification to the WNV Development Program designed to result in marketing approval by the FDA of the WNV Assay Product.

         2.2 General Conduct of Development. The parties shall conduct their respective obligations under the WNV Development Program in compliance in all material respects with all requirements of applicable laws and regulations and all applicable good laboratory, clinical and manufacturing practices. In addition, the parties each shall proceed diligently with their respective obligations under the WNV Development Program and shall use their respective Commercially Reasonable Efforts to achieve the objectives of the WNV Development Program efficiently and expeditiously. The parties each shall allocate such personnel, equipment, facilities and other resources to the WNV Development Program to carry out their respective obligations and to accomplish the objectives thereof, all as is more particularly described in the WNV Development Program, as amended from time to time during the term of this West Nile Virus Addendum (in accordance with the provisions of Section 3). Each party shall have the right to consult with the other party regarding the WNV Development Program and the obligation to reasonably consider the other party's advice.

         2.3 No Guarantee. While each party agrees to use Commercially Reasonable Efforts to achieve the objectives described in the WNV Development Program (as amended from time to time during the term of this West Nile Virus Addendum (in accordance with the provisions of Section 3) efficiently and expeditiously, the parties understand that they have embarked on a development program whose outcome is uncertain. The parties further understand that the WNV Development Program is subject to a number of variables that are inherent to the development process and that there is a possibility that the parties may fail to successfully complete the development of the WNV Assay Product, even though each party exercises Commercially Reasonable Efforts and commits the resources described in the WNV Development Program. Neither party will be in breach of its obligations to the other hereunder and such party shall be deemed to have exercised Commercially Reasonable Efforts, so long as such party shall have committed the resources described in the WNV Development Program, even if such resources fail to successfully complete the development of the WNV Assay Product, or to complete the development of the WNV Assay Product in accordance with the Timeline or for the amounts described in the Budget or to the specifications set forth in the PRD or the SRS. The payment of WNV Development Costs between the parties shall be due and payable without respect to the achievement of any particular deliverable specified in the WNV Development Program.

         2.4      Project Management.

                  2.4.1. Principles of Project Management. The parties agree that in the process of exercising their responsibilities, the Project Management (consisting of the Project Manager and Project Leaders, as set forth herein) should have routine access to such information needed to assess progress under and costs of the WNV Development Program. Specifically, the parties agree that the Project Leaders shall be invited to participate in all team meetings, and will have access to team meeting minutes, Timecards and other expense records, except to the extent the Project Leader for the party assigned principal responsibility under Section 2.5.3 of this West Nile Virus Addendum for an activity determines in its reasonable discretion that any such meetings or minutes contain confidential, proprietary information of the responsible party. In such cases, the Project Manager shall (i) determine whether the Project Leader for the party not having primary responsibility for the activity can attend all or a portion of such meeting, (ii) provide a copy of the meeting minutes to the Project Leader not having primary responsibility for the activity with such confidential, proprietary information redacted, and (iii) to the extent that such minutes had proprietary or confidential information redacted, inform the Project Leader not having primary responsibility of the general nature of any decisions made at such meeting which affect the Timeline, Budget or Interim Events; provided, however that the Project Manager may only redact information comprising Gen-Probe intellectual property and know how or confidential business issues. Project Leaders will have access to non-confidential and non-proprietary information of the other party necessary to perform their responsibilities under the WNV Development Program, including those listed under Section 2.4.4. Project Leaders will inform and coordinate all activities, including meetings with personnel involved in the performance of the WNV Development Program, with the Project Manager. The primary point of contact for the WNV Development Program at Gen-Probe will be Gen-Probe's Project Manager, the primary point of contact at Chiron will be Chiron's Project Leader. In order to maintain an efficient and orderly development the parties will communicate through the primary points of contact as much as possible when requesting information concerning the progress of the WNV Development Program. Confidentiality will be maintained in accordance with Section 8.1 of the Agreement, and disclosure of any information under this Section 2.4.1 shall be governed by that certain Confidentiality and Joint Interest Agreement, by and between the parties, dated as of October 30, 2001.

                  2.4.2. Project Manager. The project associated with development of the WNV Assay Product will be managed under a Project Manager, the responsibilities of which are described in Section 2.4.3. The WNV Development Program will be managed by a Project Manager appointed by Gen-Probe. As of the Addendum Effective Date, the Project Manager shall be [...***...]. Any change by Gen-Probe of the Project Manager must be approved by the Supervisory Board, which approval shall not be unreasonably withheld.

                  2.4.3. Project Manager's Responsibilities. The Project Manager shall be responsible for the following activities, together with such other activities as the parties may agree:

                                               *CONFIDENTIAL TREATMENT REQUESTED

                           (a)      Managing all matters relating to the WNV
Development Program under this West Nile Virus Addendum, including each party's respective responsibilities and contributions and receiving reports from the Project Leaders;

                           (b)      Providing written monthly progress reports
to the parties and presenting status reports to the Supervisory Board in accordance with Section 2.4.6 below;

                           (c)      Submitting and receiving the reports,
materials and documents required to be delivered under this West Nile Virus Addendum;

                           (d)      Overseeing the process of proposing, and
submitting to the parties, any proposed modifications to the Product Requirements Document, Software Requirement Specifications, Technical Plan, Resource Plan or Budget, and in the event the parties cannot agree, presenting the same to the Supervisory Board in an objective and neutral manner;

                           (e)      Arranging any meetings to be held between
the parties and participating, to the extent the Project Manager deems appropriate, in meetings of the Project Leaders;

                           (f)      Maintaining, for record keeping purposes, a
log book or notes containing summaries and dates of all material communications and deliveries between the parties of which the Project Manager is aware, consistent with the parties' protocol for such sharing of confidential information set forth in that certain Confidentiality and Joint Interest Agreement, by and between the parties, dated as of October 30, 2001;

                           (g)      Implementing appropriate practices and
procedures to manage the progress under this West Nile Virus Addendum;

                           (h)      Fostering good communication between the
parties. It is intended by the parties that both parties share, through reports from the Project Leaders to the Project Manager, in the information concerning the progress made in the WNV Development Program and the cause of any delays. It is expected that the Project Leaders will make recommendations to the Project Manager for preferred paths when substantial delays are identified and multiple paths forward are identified. Understanding that it takes time for information to flow up the chain of command, the Project Manager will inform Chiron of delays and progress on resolution as soon as it becomes available to him; and

                           (i)      It is understood that both companies hold
proprietary trade secret know-how and processes regarding their respective technologies that are not necessarily shared as part of this Agreement. On occasion it may occur that a full understanding of difficulties in the progress of development may require a detailed understanding of this proprietary know-how and processes. Each party will endeavor to appraise the other of the outcomes and consequences of these difficulties, while protecting the confidentiality of the information.

                  2.4.4. Project Leaders. Gen-Probe and Chiron will each appoint a project leader (each a "Project Leader") who is responsible for (a) assembling project teams for his or her respective party and (b) completing project responsibilities allocated to such party in Section 2.5. For the purposes of completing the WNV Development Program, these Project Leaders will report to the Project Manager. The Project Leader employed by a party shall be responsible for reporting to the employing party whether he or she believes the other party has proceeded diligently with its stated obligations under the WNV Development Program, has allocated sufficient personnel, equipment, facilities and other resources to achieve the objectives of the WNV Development Program and has exercised Commercially Reasonable Efforts to achieve its objectives efficiently and expeditiously.

                  2.4.5. Reports. In addition to the records and reports required to be kept by the parties under Section 3.5 of the Agreement, each Project Leader will provide to the Project Manager, in writing, a progress report delivered on or before the 15th day of each calendar month during the term of the WNV Development Program. These reports will cover technical progress as well as financial expenditures and FTE Labor hour reconciliations. The Project Manager may rely on any such reports for the purpose of making his or her progress report to the Supervisory Board described in Section 2.4.6 below.

                  2.4.6. Meetings of the Supervisory Board. The Supervisory Board shall meet from time to time during the term of this West Nile Virus Addendum, but not less frequently than once each calendar quarter during the term hereof. Not less frequently than quarterly, a regular agenda item at the regularly scheduled Supervisory Board meeting shall be to receive a report from the Project Manager and conduct a review of the WNV Development Program to assess progress of the development and the potential for commercialization of the WNV Assay Product.

         2.5      Development Responsibilities.

                  2.5.1. Principal Responsibility; General Statement. The parties' intention is the smooth and efficient conduct of development, and the parties desire by this Section 2.5 to provide guiding principles by which day-to-day decisions may be made by the responsible party and by which the approval process more particularly described in Section 3 below shall be governed. The parties intend that portions of the WNV Assay Product development will be conducted primarily and principally by one or the other of the parties, after consultation and discussion with the other party, under the supervision of the Project Manager, as follows: (i) [...***...]; and (ii) [...***...]. THE party to whom principal responsibility is allocated in this Section 2.5 has the power to make day-to-day decisions regarding matters within the area of such responsibility, consistent with the overall WNV Development Program. The parties' obligations with respect to certain warehousing and shipping are subject to Amendment No. 3.

                  2.5.2. Shared Responsibility. Gen-Probe and Chiron have entered into that certain Definitive Written Settlement Agreement, dated December 5, 2001. Section 2(a) of the Definitive Written Settlement Agreement incorporates by reference the provisions of the Short Form Agreement (attached as Exhibit A to the Definitive Written Settlement Agreement). The parties hereby expressly incorporate the provisions of Sections F.5 and F.6 of the Short Form Agreement between the parties, dated November 16, 2001, into this West Nile Virus Addendum, and agree that the provisions of Sections F.5 and F.6 of the Short Form Agreement will govern the relationship between the parties for the purpose of the WNV Assay Product in connection with the subject matters addressed in those provisions.

                                               *CONFIDENTIAL TREATMENT REQUESTED

                  2.5.3. Principal and Shared Responsibility; Specific Allocation. Without limiting the general statements set forth in Sections 2.5.1 and 2.5.2, the parties agree to allocate specific responsibility as follows:

-----------------------------------------------------------------------------------------
Function                               Principal Responsibility     Shared Responsibility
-----------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe*
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe*
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe*
-----------------------------------------------------------------------------------------
[...***...]                                                           Gen-Probe/Chiron
-----------------------------------------------------------------------------------------
[...***...]                                                           Gen-Probe/Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                                                           Gen-Probe/Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------
[...***...]                                                           Gen-Probe/Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Gen-Probe
-----------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------
[...***...]                               Chiron
-----------------------------------------------------------------------------------------
[...***...]                                                           Gen-Probe/Chiron
-----------------------------------------------------------------------------------------

         *Chiron shall have reasonable input into [...***...].

                  2.5.4.   Regulatory/Licensure. Pursuant to [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

[...***...].

                  2.5.5. Project Leader Disagreements. It is recognized that the Project Leaders may disagree on approaches. Even though one party has the principal responsibility for development in the functional area described in
Section 2.5, disagreements that cannot be resolved by Project Management may be brought to the Supervisory Board. However, work will proceed in accordance with the choice of the principally responsible party, while being discussed at the Supervisory Board. In the event that the parties do not agree at the Supervisory Board level, the party with principal responsibility may continue to proceed per its best judgment. If a disagreement arises in a functional area for which responsibility is shared and resolution cannot be achieved at the Supervisory Board, except as to Regulatory/Licensure Strategy which shall be governed by
Section 2.5.4 above, work shall be suspended in such functional area until a resolution is reached through Article 13 of the Agreement, including arbitration.

3.       Modifications.

         3.1 WNV Development Program Definition. The parties have prepared and agreed upon a WNV Development Program, as described in the Binder. The WNV Development Program, as described in the Binder, will govern the rights and responsibilities of the parties until changed in accordance with the provisions hereof. The parties recognize and anticipate that additional clarification and refinement of the WNV Development Program, including changes, if any, necessary to reflect accepted delays in, or increases in costs of, development, will be required as development proceeds. The parties intend that this West Nile Virus Addendum establish a process by which the parties will amend the WNV Development Program, in accordance with the terms described in this Section 3.

         3.2      Modifications.

                  3.2.1. Request for Modifications. Either party may propose either Material or Non-material Modifications to any part of the WNV Development Program from time to time during the term of this West Nile Virus Addendum, including without limitation a request for a change to the FTE Labor Rate, as defined in Section 5.2.1. The process applicable to any such proposed modifications shall be as described in this Section 3. Changes, modifications or improvements to the WNV Assay Product, after the Completion Date, are governed by the provisions of Section 4 below. The Project Manager, and under his or her supervision, the Project Leaders and their respective teams, will review any proposed modification to the WNV Development Program; if the two Project Leaders mutually agree in writing that a particular modification is a Material Modification or is a Non-material Modification, then such determination shall be conclusive. Unless the two Project Leaders determine to the contrary, any one or more of the following modifications shall be deemed to be a Material
Modification: a modification that (i) reflects an increase in the actual WNV Development Costs incurred that, when aggregated with all previously authorized modifications, is greater than [...***...] over the Development Costs reflected in the original Budget approved as of the Addendum Effective Date, or (ii) contains a proposal to alter any Interim Event as compared to the most recently approved Timeline, or (iii) contains a proposal to submit a BLA in the United States for approval from the FDA, or (iv) increases the sales forecast of the WNV Assay Product to greater than [...***...] units of the WNV Assay Product per month for [...***...]. If the Project Leaders are unable to agree whether a particular requested modification is a Material or Non-material Modification, then the Supervisory Board shall review the requested change and make a determination with respect to whether such requested modification is a Material or Non-material Modification. If the Supervisory Board has met and consulted without resolution, then either party may, in its discretion, determine that the parties have reached an impasse with respect thereto and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse.

                  3.2.2. Non-Material Modifications. Unless changes to the specifications described in Section 3.2.1 constitute a Material Modification, any Non-Material Modifications shall be reported in the monthly summary progress reports pursuant to Section 2.4.4 and shall not be subject to the approval process described in Section 3.3.

         3.3      Material Modifications.

                  3.3.1. Request for Material Modifications. In the event that one party desires to request a Material Modification to the WNV Development Program from time to time during the term hereof, such party (the "requesting party") shall submit to the other party such request in writing, in sufficient detail to enable the other party (the "receiving party") to evaluate the request. Without limiting the foregoing, the requesting party shall prepare a revised draft version of the Budget, reflecting any changes necessary to fully implement the requested Material Modification to the WNV Development Program.

                  3.3.2. Initial Analysis of Impact of Proposed Material Modification. Promptly upon receipt of such request, but in any event not more than [...***...] thereafter, the parties shall conduct a preliminary analysis of the impact that the requested Material Modification would have, including without limitation the impact any such proposed Material Modification would have on the Budget and/or the Timeline, and shall meet and conduct an analysis of the impact of such Material Modification on the potential profitability of the WNV Assay Product. Should either party conclude, in its reasonable discretion, that the potential for [...***...] by any proposed change to the WNV Development Program requested in accordance with this Section 3.3, such party may elect to terminate participation in the WNV Development Program under the provisions of
Section 8.4.

                  3.3.3. Preparation of Modified WNV Development Program. Unless the parties terminate the WNV Development Program for convenience under
Section 8.3 below or a party terminates on unilateral withdrawal under Section
8.4 below, promptly upon completion of the review and analysis under Section 3.3.2, Gen-Probe and Chiron shall complete and deliver to the Supervisory Board revisions to the Product Requirements Document, Software Requirements Specification, Technical Plan, Resource Plan or Budget, as applicable, responsive to the request for acceptance by the parties under Section 3.3.4 below. Costs incurred by Gen-Probe and Chiron to prepare such response to the request shall be included in WNV Development Costs hereunder.

                  3.3.4.   Acceptance of Modified WNV Development Program.

                           (a)      Unless the parties terminate the WNV
Development Program for convenience under Section 8.3 below or a party terminates on unilateral withdrawal under Section 8.4 below, the parties shall promptly, but not later than [...***...] after preparation by the parties of a modified WNV Development Program under Section 3.3.3 meet and consult with respect to the proposed modified WNV Development Program. Either party may elect to terminate participation in the WNV Development Program under the provisions of Section 8.4 below if the requested modification is a Material Modification, determined in accordance with Section 3.2.1. If neither party terminates under

                                               *CONFIDENTIAL TREATMENT REQUESTED

Sections 8.3 or 8.4 below, then neither party may unreasonably withhold approval of any request for modification of the WNV Development Program.

                           (b)      If neither party terminates under Sections
8.3 or 8.4 below, then the parties shall thereafter finalize such modified WNV Development Program, using the provisions of this Section 3.3.4(b), as follows:

                                    (i)      Each party shall, within
[...***...] following completion of the consultation and review under paragraph
(a), deliver to the other party either a written approval of the proposed modified WNV Development Program or a detailed written statement specifying the basis for rejection. Approval shall not be unreasonably withheld. The requesting party may, in response to a rejection, revise the proposed modified WNV Development Program to reflect the discussions of the parties, and redeliver the revised proposed modified WNV Development Program for further review, until the parties agree upon the Material Modification. Either party may, in its discretion and with notice to the other party, determine that the parties have reached an impasse with respect to any proposed Material Modification and deliver the request to the Supervisory Board for determination.

                                    (ii)     If a party delivers the request to
the Supervisory Board for determination, the Supervisory Board shall promptly, but not later than the later of (i) [...***...] of a requested modified WNV Development Program, or (ii) [...***...] meet and discuss the proposed Material Modification to WNV Development Program.

                                    (iii)    If the Supervisory Board has met
and consulted without resolution, then either party may, in its discretion, determine that the parties have reached an impasse with respect to any proposed modification and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse. Notwithstanding anything to the contrary in this West Nile Virus Addendum or the Agreement, all Material Modifications, whether agreed or determined through arbitration, shall be finally determined and documented in accordance with this Section 3.3. Where one party has rejected a proposed modified WNV Development Program, the sole question to be presented in any arbitration is whether that party unreasonably withheld its approval.

                  3.3.5. Effective Date of Modified WNV Development Program. At such time as the parties (or, if applicable, the Supervisory Board) shall have accepted a modified WNV Development Program incorporating a Material Modification, or any portion thereof, the parties shall evidence such agreement by initialing the revised Product Requirements Document, Software Requirements Specification, Technical Plan, Resource Plan or Budget, as applicable. The WNV Development Program as so modified and approved shall constitute the WNV Development Program hereunder and be incorporated by reference into this West Nile Virus Addendum, and shall supersede the preceding WNV Development Program, or applicable portions thereof, for all purposes. In order to evidence their agreement to the revised WNV Development Program, the parties shall include it in an additional volume of the Binder, labeled "Amendments to WNV Development Program," in which all amendments and modifications to the WNV Development Program will be kept.

         3.4 Notice of Significant Changes. Each party will give [...***...] notice to the other party prior to any proposal of a significant reduction or increase in resources from the then-current Resource Plan in order to allow the parties time to divert resources either to or from the WNV Development Program. Any significant changes to the Budget or the Resource Plan shall be effective

                                               *CONFIDENTIAL TREATMENT REQUESTED
only upon the expiration of [...***...] from the delivery of such notice, unless the parties both agree to a shorter period of time in writing.

4.       Changes to WNV Assay Product after Completion Date.

         4.1 Process. Notwithstanding the provisions of Section 3, the parties recognize that from time to time during the term hereof the market may demand or regulatory changes may require that special enhancements or modifications be made to the WNV Assay Product, and that either party may desire to adopt such changes. From and after the Completion Date, each party will notify the Supervisory Board promptly upon receipt of a request from a customer, or upon identification of regulatory changes that may require the parties to implement any enhancement, modification or other change to the WNV Assay Product. The Supervisory Board shall promptly, but not later than the latter of
(i) [...***...] a party of such request for such changes to the WNV Assay Product, or (ii) [...***...] meet and consult with respect to such requested change. The Supervisory Board shall decide (i) whether the requested changes should be implemented; and (ii) whether the requested changes can be implemented under the terms of this West Nile Virus Addendum or are significant enough to warrant a new Development Program under the terms of Article 3 of the Agreement, in which case the parties shall use the process more particularly described in
Section 3.2 of the Agreement.

         4.2 Additional Work under Addendum. If the Supervisory Board determines that the changes are sufficiently minor that they can be implemented under this West Nile Virus Addendum, then the parties shall implement the process more particularly described in Section 3.3 above, and the Supervisory Board may approve a new WNV Development Program, consisting of a new modified Product Requirements Document, Software Requirements Specifications, Technical Plan, Resource Plan and Budget, for the purpose of developing such changes. Notwithstanding the foregoing, nothing herein shall obligate either party to conduct development work after the Completion Date with respect to the WNV Assay Product, without regard to whether the other party indicates a willingness to pay some portion or the entire costs of such development.

5.       WNV Development Costs.

         5.1 [...***...] WNV Development Costs. Each party is responsible for and agrees to pay [...***...], which WNV Development Costs included within the original WNV Development Program Budget as of the Addendum Effective Date are attached as Schedule 1.4A and Schedule 1.4B. The Budget has been prepared for the purpose of permitting the parties to plan for WNV Development Program expenditures related to WNV Development Costs hereunder and represents the parties' best estimate of such WNV Development Costs, but does not represent a "fixed price maximum" or other guaranteed maximum cost of the development required for the WNV Development Program.

                  5.1.1. [...***...]. Gen-Probe shall be solely entitled to the benefit of, and be solely responsible for the application and accounting of, any [...***...]. Notwithstanding anything to the contrary herein, Gen-Probe shall not be obligated to pay to Chiron, or credit against WNV Development Costs, any [...***...] received by Gen-Probe relating to development of the WNV Assay Product or to the WNV Development Program.

                  5.1.2. Prior to Material Modification. Before the effective date on which a Material Modification is approved in accordance with the provisions of Section 3, WNV Development Costs

                                               *CONFIDENTIAL TREATMENT REQUESTED
included within the original WNV Development Program Budget approved as of the Addendum Effective Date shall be reimbursed under this Section 5.1.2. In addition, this Section 5.1.2 is in lieu of the distribution of Net Sales as described under the Agreement, including the provisions of Section 3.2.7(a) and
(b). Attached hereto as Schedule 1.4A and as Schedule 1.4B are the WNV Development Costs for Gen-Probe and Chiron, respectively, approved by the Supervisory Board as of the Addendum Effective Date. The reimbursement of WNV Development Costs under this Section 5.1.2 shall be solely from Net Sales. Neither party shall be obligated to reimburse the other for WNV Development Costs reflected on Schedule 1.4A and Schedule 1.4B from sources other than Net Sales under this Section 5.1.2. Based on the relative WNV Development Costs expended by each party, as reflected on Schedule 1.4A and Schedule 1.4B, and based on an amortization of such costs over a [...***...] period, the partiES have agreed that Net Sales (as defined in this Section 5.1.2) from the sale of the WNV Assay Product before the effective date on which a Material Modification is approved shall be shared [...***...] to Gen-Probe and [...***...] to Chiron. Within [...***...] of receipt of revenue from the sale of the WNV Assay Product, Chiron shall calculate NET Sales (as defined in this Section 5.1.2), provide Gen-Probe with written notice of such calculation and pay Gen-Probe [...***...] of Net Sales (as defined in this Section 5.1.2). Notwithstanding Section 1.46 of the Agreement, and solely for the purpose of calculating Net Sales under this
Section 5.1.2, Net Sales means [...***...], without any deduction or offset of any kind, other than for [...***...] payments made to Gen-Probe preViously for WNV Assay Product, if any, used to perform the testing.. (The parties agree that, as of the Addendum Effective Date, [...***...]).

                  5.1.3. After Material Modification. From and after the effective date on which a Material Modification is approved in accordance with the provisions of Section 3, WNV Development Costs shall be paid as follows:

                           (a)      The Supervisory Board may decide that WNV
Development Costs (consisting of both the WNV Development Costs reflected on
Schedule 1.4A and Schedule 1.4B and the additional WNV Development Costs approved in connection with the approval of the applicable Material Modification) shall continue to be reimbursed solely from Net Sales as defined in and using the methodology described in Section 5.1.2. In such event, the Suprevisory Board shall evaluate the relative additional WNV Development Costs expended by each party, as reflected in the Material Modification, and, based on an amortization of such costs over a [...***...] period, determine a new percentage reimbursement from the percentage reimbursement described in Section 5.1.2.

                           (b)      If the Supervisory Board has not made the
decision described in Section 5.1.3(a) above, then the additional WNV Development Costs approved in connection with the approval of the applicable Material Modification (in excess of the WNV Development Costs reflected on
Schedule 1.4A and Schedule 1.4B) shall be paid using the process described in Sections 5.2 and 5.3 herein. The remaining provisions for the distribution of Net Sales as described under the Agreement, including the provisions of Section 3.2.7(a) and (b) shall apply to such sales.

         5.2 Definition and Calculation of WNV Development Costs. WNV Development Cost" with respect to the WNV Development Program means the fully-burdened cost of conducting the research and development (including clinical trials and domestic and international regulatory submissions) of the WNV Assay Product, and shall include (i) the reasonable cost of all quantities of raw materials, intermediates and finished goods necessary for the manufacture of such quantities of the WNV Assay Product utilized during the WNV Development Program, and (ii) the reasonable cost of such quantities of the WNV Assay Product that are manufactured for, but not utilized during, the WNV Development

                                               *CONFIDENTIAL TREATMENT REQUESTED

Program, that are not sold nor retained for research and/or development or other internal purpose and are scrapped due to product expiration. Costs will be calculated in accordance with United States generally accepted accounting principles, consistently applied ("U.S. GAAP"), or as otherwise mutually agreed in writing between the parties.

                  5.2.1.   WNV Development Costs; FTE Labor Rate.

                           (a)      In lieu of accounting specifically for and
receiving direct reimbursement for certain WNV Development Costs, the parties have agreed to include reimbursement for those certain categories of WNV Development Costs within an agreed-upon labor rate for full time equivalent personnel (the "FTE Labor Rate"). Those categories of "WNV Development Costs" included within the FTE Labor Rate are those costs more particularly described on Schedule 5, in paragraph 2 entitled "WNV Development Costs included within FTE Labor Rate". Neither party shall be reimbursed separately for WNV Development Costs included within FTE Labor Rate. Those categories of "WNV Development Costs" not included within the FTE Labor Rate are those costs more particularly described on Schedule 5, in paragraph 3 entitled "WNV Development Costs not included within FTE Labor Rate". Each party shall be reimbursed separately for WNV Development Costs not included within FTE Labor Rate.

                           (b)      The FTE Labor Rate in effect as of the
Addendum Effective Date is set forth in paragraph 1 on the attached Schedule 5, and is included in the Resource Plan and reflected in the Budget. Each year the parties will evaluate and re-set a FTE Labor Rate for the Budget for the new calendar year based on the parties' budgets for the then-current calendar year and consistent with the requirements of Section 5.2.1(d) below. In the event the parties shall not have agreed upon a new FTE Labor Rate before commencement of a calendar year, the parties shall use the rate in effect during the immediately preceding calendar year for billing purposes, subject to "true-up" (using the same methodology as described in Section 5.2.1(e) below) at such time as the FTE Labor Rate for the then-current calendar year has been agreed.

                           (c)      In addition to the annual reset described in
Section 5.2.1(b) above, either party shall have the right to request a change in the FTE Labor Rate reflected on the attached Schedule 5 to be applied on a prospective basis under the approval process set forth in Section 3. Acceptance of such request for modification shall be governed by Section 3.3.4 of this West Nile Virus Addendum.

                           (d)      In addition to the foregoing, throughout the
term of this West Nile Virus Addendum:

                                    (i)      each party shall have the same FTE
Labor Rate applicable to it as is applied to the other party, subject to any agreed modifications; and

                                    (ii)     in the event either party requests
a modification to the FTE Labor Rate hereunder, the modified FTE Labor Rate shall be calculated using the same methodology as that used to calculate the FTE Labor Rate in effect as of the Addendum Effective Date. The methodology used to calculate the FTE Labor Rate in effect as of the Addendum Effective Date is described on the attached Schedule 5.2.3, entitled "WNV Development Costs Calculation Methodology".

                           (e)      In the event aggregate actual WNV
Development Costs that are reimbursed through the FTE Labor Rate exceeded, or fell short of, the agreed FTE Labor Rate reflected in the Budget (as agreed to in accordance with the provisions of Section 5.2.1(b) above) for such calendar year, the parties will "true-up" such reimbursement annually in accordance with this Section 5.2.1(e). On or before [...***...] of each year during the term hereof, each Gen-Probe will calculate and deliver to Chiron an accounting of the actual expenditures made by Gen-Probe for those costs more particularly described on Schedule 5, in paragraph 2 entitled "WNV Development Costs included within FTE Labor Rate" and compare them to the amounts reimbursed through the FTE Labor Rate in such year. Each party will have until [...***...] in which to meet and agree upon a final FTE Labor Rate for such year (the "Final FTE Labor Rate") which more closely approximates the actual labor rate experienced by each party. If necessary Chiron will travel to Gen-Probe in order to complete the review in these timeframes. Each party shall have the same Final FTE Labor Rate applicable to it as is applied to the other party, subject to any agreed modifications. If the parties disagree on a Final FTE Labor Rate, such disagreement shall be addressed by the Supervisory Board and, if necessary, by implementation of the escalation procedure described in Article 13 of the Agreement, excluding arbitration. In the event that one party received less than the Final FTE Labor Rate, such party shall be entitled to receive from the other party an amount equal to [...***...] of the difference between the actual WNV Development Costs included within the FTE Labor Rate and the reimbursed WNV Development Costs included within the FTE Labor Rate; similarly, in the event that one party received more than the Final FTE Labor Rate, such party shall be required to reimburse the other party in an amount equal to [...***...] of the difference between the actual WNV Development Costs included within the FTE Labor Rate and the reimbursed WNV Development Costs included within the FTE Labor Rate.

                           (f)      WNV Development Costs not included within
the FTE Labor Rate shall be budgeted and trued-up under the same terms as the FTE Labor Rate.

                  5.2.2. Comparison with Resource Plan. The planned resources, and the associated costs, will be broken out on a monthly basis and analyzed against the Resource Plan included within the Technical Plan, and reflected in the Budget.

                  5.2.3. Methodology. Attached hereto as Schedule 5.2.3 is a detailed methodology for the calculation of the WNV Development Costs, including costs reimbursed through the FTE Labor rate and significant external costs, as defined in this Section 5.2. The parties shall use such methodology for the purpose of invoicing and payment more particularly described in Section 5.3 below.

         5.3 Payment of WNV Development Costs. In addition to the provisions of Article 7 of the Agreement, the parties agree as follows:

                  5.3.1. Accrued WNV Development Costs. Each party has already incurred, prior to the date of execution of this West Nile Virus Addendum, certain WNV Development Costs. To the extent that one party has paid more than its [...***...] share of the aggregate WNV Development Costs incurred prior to and until the date of execution of this West Nile Virus Addendum, the other party will reimburse such party for [...***...] the WNV Development Costs paid by that party and [...***...] of the aggregate WNV Development Costs incurred prior to and until the date of execution of this West Nile Virus Addendum. Attached to this West Nile Virus Addendum as Schedule 5.3.1 is a summary of the WNV Development Costs incurred by the parties prior to the execution of this West Nile Virus Addendum.

                  5.3.2. [...***...] Budgeted Payments. Each party's respective [...***...] share of WNV Development Costs will be paid on a [...***...] in an amount equal to the amount reflected in Budget for that [...***...]. The Budget sets forth the parties' anticipated expenditures and FTE

                                               *CONFIDENTIAL TREATMENT REQUESTED

Labor amounts for WNV Development Costs for [...***...] during the term of the WNV Development Program in the line item entitled "Total Project GP" and "Total Project Chiron," respectively. The line items entitled "GP Payment to Chiron" and "Chiron Payment to GP" in the Budget identify (i) the amount by which Chiron and Gen-Probe, respectively, are anticipated to incur WNV Development Costs in excess of their respective [...***...] share (the "negative delta"), and (ii) the party who is required to make the reimbursement payment. [...***...] during the term of the WNV Development Program, Gen-Probe will invoice Chiron the amount of such negative delta net of any credits or additional charges against amounts previously paid that have been agreed to by the Project Management prior to the date on which Gen-Probe rendered the invoice. Attached hereto as Schedule
5.3.2 is an example of this payment methodology.

                  5.3.3. [...***...] True-Up Payments. At the end of [...***...], each party will calculate the actual FTE Labor hours expended on the WNV Development Program during [...***...]. The Project Leaders will review these actual FTE Labor hours compare them to the Budget for the applicable [...***...]. In the event that one party expended more than [...***...] share of actual FTE Labor hours or WNV Development Costs not included in the FTE Labor hours during the [...***...], taking into account all payments made under
Section 5.3.2, the parties shall calculate the cost of such negative delta using the agreed FTE Labor Rate and Gen-Probe will adjust the next invoice issued to Chiron in the amount of such credit or additional charge on or before the expiration of [...***...] after the end of the applicable[...***...]. Attached hereto as Schedule 5.3.3 is an example of this true-up methodology.

                  5.3.4. Invoices. Each party will invoice the other for the amounts described in this Section 5.3 and all invoices will be due and payable [...***...] from the date of the invoice. In the event payment is not received within such period, the delinquent party shall pay a service charge if billed, equal to the amount overdue multiplied by the [...***...], but not exceeding the maximum allowable rate.

         5.4      Additional Provisions regarding Shared Revenues.

                  5.4.1.   [...***...]. In addition to the provisions of Section
5.3 of this Addendum to the Agreement, within [...***...] following
[...***...], Gen-Probe shall pay to Chiron [...***...]. Gen-Probe's obligation under this Section 5.4 shall be Gen-Probe's sole and exclusive obligation to Chiron with respect to sale of the [...***...].

                  5.4.2.   [...***...]. In addition to the provisions of Section
5.3 of this Addendum to the Agreement, within [...***...] following
[...***...], Chiron shall pay to Gen-Probe [...***...]. Chiron's obligation under this Section 5.4 shall be Chiron's sole and exclusive obligation to Gen-Probe with respect to sale or licensing of the [...***...].

         5.5 Dispute. Neither party shall unilaterally invoice the other in advance for more than the amount reflected in the then-current Budget in a given period nor withhold payments of the amount reflected in the then-current Budget. Either party may, in its discretion, determine that the parties have reached an impasse with respect to a particular Budget item, the invoicing or payment of same, and implement the escalation procedure described in Article 13 of the Agreement to resolve such impasse.

                                               *CONFIDENTIAL TREATMENT REQUESTED

Notwithstanding the foregoing, neither party may withhold payment of [...***...] budgeted payments under Section 5.3.2, cease development work or otherwise impede the progress of the WNV Development Program by reason of such dispute.

         5.6 Right to Audit and Verify. Each party is entitled to review, evaluate, and in its discretion independently verify the basis of and actual expenditures incurred by the other party for which such party requests reimbursement as WNV Development Costs hereunder, in accordance with the provisions of Section 7.3 of the Agreement, including without limitation actual expenditures after the Addendum Effective Date but prior to the execution of this West Nile Virus Addendum, if applicable.

6.       Manufacturing and Commercialization.

         6.1 Definitions Relevant to Manufacturing and Commercialization Obligation. The parties intend that the WNV Assay Product falls within the following provisions of the Agreement:

                  6.1.1. Applicable Purchase Price. As used in the Agreement, the "Applicable Purchase Price" applicable to the WNV Assay Product is as set forth in Section 1.2.3 of the Agreement. The parties acknowledge that the WNV Assay Product is a Future Blood Screening Assay which does not include as a constituent element an assay for HCV, for which the provisions of Section 1.2.3 of the Agreement describes the "Applicable Purchase Price", as determined from time to time during the term of the Agreement. Notwithstanding section 3.2.7(b) of the Agreement, the Applicable Purchase Price for the WNV Assay Product in the Territory will never be less than [...***...].

                  6.1.2.   Transfer Price.

                           (a)      At each sale of the WNV Assay Product sold
as an IUO product, the "Transfer Price " applicable to (i) so much of the WNV Assay Product as consists of the West Nile Virus assay specific reagents is [...***...] and (ii) so much of the WNV Assay Product as consists of the reagents in common with other approved Blood Screening Assays is the Transfer Price established in accordance with Section 1.58. of the Agreement. Where the Transfer Price is [...***...], Chiron will issue purchase orders at [...***...] to Gen-Probe for WNV specific assay reagents, and Gen-Probe will transfer them to Chiron.

                           (b)      At such time as Section 5.1.3(b) applies,
the "Transfer Price" applicable to the WNV Assay Product is set forth in Section
1.58.2 of the Agreement, except that the Transfer Price for WNV Assay Product from conformance or development lots that is transferred to Third Parties in the Territory for use in the Blood Screening Field shall reflect and be adjusted if and to the extent that the costs of manufacture of such conformance or development lots is included as part of the WNV Development Costs shared by the parties under Section 5.

                           (c)      In any case, the commercial sale of an
IVD-labelled WNV Assay Product will be governed by the terms of the April 1, 2002 Amendment No. 3 (warehousing and shipping), and the Transfer Price will never be less than the Manufacturing Cost for the WNV Assay Product. The second sentence of Section 1.58.2 is deleted in its entirety, and replaced with the following:

         "The Transfer Price, based on this objective, shall never be less than the [...***...]."

                                               *CONFIDENTIAL TREATMENT REQUESTED

                  6.1.3. Manufacturing Cost. The "Manufacturing Cost" for the WNV Assay Product shall be as defined in the Agreement.

                  6.1.4. Rare Reagents. The WNV Assay Product is a Future Blood Screening Assay which incorporates substantial Rare Reagents, as defined in Section 1.51 of the Agreement.

         6.2 Right to Audit and Verify. Chiron is entitled to review, evaluate, and in its discretion independently verify the basis of Gen-Probe's Manufacturing Cost using an independent third party, in accordance with the provisions of Section 7.3 of the Agreement.

         6.3      Non-Commercial Products.

                  6.3.1. If any portion of the notebook, development, clinical or conformance lots of the WNV Assay Product manufactured for the WNV Development Program is sold to a Third Party for use outside the United States or utilized by Chiron or Gen-Probe in a research or development program other than the WNV Development Program, including without limitation research studies or marketing studies performed in support of commercialization of the WNV Assay Product, or the development and clinical trials for the Tigris instrument, the party selling or utilizing such WNV Assay Product shall reimburse the WNV Development Program to the extent that the program was charged for the materials.

                  6.3.2. Section 6.10 of the Original Agreement is amended to add the following as new subsection (b), applicable to the WNV Assay Product only:

         "(b) Gen-Probe agrees to provide to Chiron reasonable quantities of the WNV Assay Product manufactured by Gen-Probe for uses other than sale to customers, including without limitation research studies, marketing studies, internal research and development, and troubleshooting (all for Chiron's use only in direct furtherance of the express purposes of this Agreement and without any implied license for any purpose other than such express purposes), to the extent such Products are specifically ordered by Chiron for such purposes ("Non-commercial WNV Assay Products"). The entire compensation to Gen-Probe for Non-commercial Products shall be not greater than [...***...], as determined by reference to Gen-Probe's customary and ordinary accounting practices. The quantities of Non-commercial WNV Assay Products ordered by Chiron as well as quantities of WNV Assay Products consumed by Gen-Probe for all purposes other than the West Nile Virus Assay Development Program shall be subject to review by the Supervisory Board."

         6.4      Commercialization Budget.

                           (a)      For the purpose of determining
"commercialization costs" (to be reimbursed to Chiron as permitted in Section
8.5 of the Agreement), Chiron shall submit to Gen-Probe a commercialization budget, promptly following any termination of this West Nile Virus Addendum for breach in accordance with Section 8.2 or an unilateral withdrawal by a party in accordance with Section 8.4, and the timely election by a Continuing Party to continue the WNV Development Program, as described in this Section 6.4.

                           (b)      Chiron shall submit to Gen-Probe a
commercialization budget, setting forth the programs and anticipated costs, including applicable costs and overhead for internal sales, marketing, distribution, training, technical support, instrument service and field service engineering, product support, quality assurance, regulatory affairs and clinical affairs all as required to commercialize

                                               *CONFIDENTIAL TREATMENT REQUESTED
the West Nile Virus Assay. Such commercialization budget shall also include out-of pocket costs associated with each such program and initiative plus costs associated with any third party support and allocated costs of instrumentation on a per unit or other reasonable allocation method applicable to the commercialization of the WNV Assay Product. ,The detail and basis provided in the proposed budget shall be commensurate with the information supplied by Gen-Probe to support Gen-Probe's calculation of Manufacturing Cost.

                           (c)      Gen-Probe will deliver to Chiron either a
written acceptance of the proposed commercialization budget or a detailed written statement specifying the basis for rejection. Chiron may, in response to a rejection, revise the proposed commercialization budget to reflect the discussions of the parties, and redeliver the revised commercialization budget for further review, until the parties agree upon the final commercialization budget. Either party may, in its discretion and with notice to the other party, determine that the parties have reached an impasse with respect to the proposed commercialization budget and deliver a request to the Supervisory Board for determination.

                           (d)      If a party delivers the request to the
Supervisory Board for determination of the commercialization budget, the Supervisory Board shall promptly, but not later than the later of (i) [...***...], or (ii) the [...***...], meet and discuss the proposed commercialization budget.

                           (e)      If the Supervisory Board has met and
consulted without resolution, then either party may, in its discretion, determine that the parties have reached an impasse with respect to the proposed commercialization budget and implement the escalation procedure described in
Article 13 of the Agreement to resolve such impasse.

                           (f)      Labeling: Labeling will indicate that the
Product was "Developed by Gen-Probe, in collaboration with Chiron"

7.       License Grants.

The grant of licenses for the purpose of conducting the WNV Development Program shall be governed by Sections 3.2.6 and Section 9 of the Agreement. For the avoidance of doubt, Chiron confirms that Gen-Probe shall be [...***...].

8.       Addendum Effective Date; Term; Termination.

         8.1 Term of West Nile Virus Addendum. This West Nile Virus Addendum shall become effective on the Addendum Effective Date and shall continue in effect through the Blood Screening Term, unless sooner terminated in accordance with the provisions hereof. For the avoidance of doubt, the parties reiterate that the WNV Assay Product to be developed under this Addendum constitutes a Future Blood Screening Assay pursuant to the Agreement. Termination of this West Nile Virus Addendum prior to the expiration of the Blood Screening Term shall be governed by the terms of this Section and termination of the Agreement shall be governed by Section 11.2 of the Agreement.

                                               *CONFIDENTIAL TREATMENT REQUESTED

         8.2      Termination for Breach.

                  8.2.1. Default. Either party (the "nondefaulting party") has the right, upon written notice to the other party (the "defaulting party"), to terminate the WNV Development Program, upon the occurrence of any of the following events of default and the expiration of any applicable period of time for cure:

                           (a)      if a party fails to make a payment required
under Sections 5.3.2 or 5.3.3 hereunder;

                           (b)      if a party invoices for amounts using
expenditures not falling within the definition of WNV Development Costs or not included within the Budget.

                           (c)      if a party fails to exercise Commercially
Reasonable Efforts to commit the resources described in the WNV Development Program or to exercise Commercially Reasonable Efforts achieve the objectives of the WNV Development Program; provided, however, that the failure to successfully complete the development of the WNV Assay Product, or to complete the development of the WNV Assay Product on the Timeline set forth in the Technical Plan or for the amounts described in the Budget or to the specifications set forth in the PRD or the SRS shall not be deemed to be a breach of this West Nile Virus Addendum; and

                           (d)      if a party defaults under the Agreement
which default results in the termination of the Agreement.

                  8.2.2. Right to Cure Event of Default. Upon the occurrence of any event of default entitling a party to terminate this West Nile Virus Addendum, the non-defaulting party may send notice of event of default, specifying in reasonable detail the nature of the default, to the defaulting party. The defaulting party will have [...***...] following the date of receipt of such notice within which to cure the breach or event of default. Failure to cure the default within such time period will result in termination of the WNV Development Program without further notice by the non-defaulting party, unless such non-defaulting party extends the cure period by written notice or withdraws the default notice. (The expiration of the period for such right to cure without cure, extension or withdrawal of the default notice is referred to as the "effective date of termination".)

                  8.2.3. Effect of Termination for Breach. Upon a termination of this West Nile Virus Addendum for default under this Section 8.2:

                           (a)      Subject to the rights of the parties under
Section 9.3, the WNV Development Program shall be terminated.

                           (b)      The non-defaulting party's rights under the
Agreement shall remain in full force and effect unchanged.

                           (c)      The defaulting party's rights under the
Agreement with respect to all Products, other than the WNV Assay Product, shall remain in full force and effect unchanged.

                           (d)      The defaulting party's rights under the
Agreement with respect to the WNV Assay Product shall terminate and be of no further force and effect. The defaulting party may not

                                               *CONFIDENTIAL TREATMENT REQUESTED
undertake a development substantially similar to the WNV Development Program with any other party for a period of [...***...].

                           (e)      The defaulting party shall pay, to the other
party, in addition to any other rights or remedies available to the nondefaulting party at law or equity, promptly upon receipt of an invoice therefore, an amount equal to (i) [...***...], (ii) [...***...], and (iii) [...***...].

         8.3      Termination by Both Parties.

                  8.3.1. Vote to Terminate. The Supervisory Board, by unanimous vote, has the right, upon three (3) months written notice to both parties, to terminate the WNV Development Program and by extension this West Nile Virus Addendum.

                  8.3.2. Effect of Notice Period on Termination by Both Parties. During the notice period as set forth in Section 8.3.1, the provisions for reimbursement of a party's development efforts in accordance with the then-current Budget continue in force and effect, unless the party faced with reduction agrees that it can displace employees to other activities in a shorter time. The parties agree that each party shall attempt to minimize costs during the notice period. During the notice period, the parties shall continue to perform their respective obligations under the WNV Development Program, unless otherwise agreed by the parties in writing. Upon the expiration of the notice period (and the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4 of the WNV Development Program), each party shall pay, promptly upon receipt of an invoice therefor, to the other party an amount equal to (i) all WNV Development Costs accrued to date in the terminated WNV Development Program for which an invoice has been rendered and
(ii) all WNV Development Costs not yet invoiced but incurred in the terminated WNV Development Program, whether or not disputed, as set forth in the approved Budget.

                  8.3.3. Effect of Termination by Both Parties. Upon any termination of the WNV Development Program under this Section 8.3, the parties shall have such rights on termination as shall be unanimously agreed by the Supervisory Board as part of the decision to terminate for convenience.

         8.4 Termination by Either Party; Unilateral Withdrawal from WNV Development Program. Either party (referred to for convenience as the "withdrawing party") may elect to terminate this West Nile Virus Addendum under this Section 8.4 on the following basis without further cause:

                           (a)      The withdrawing party concludes in its
reasonable discretion that the potential for [...***...] by any proposed change to the WNV Development Program requested in accordance with Section 3.3 above; or

                           (b)      The withdrawing party receives a request for
a Material Modification of the WNV Development Program as determined in accordance with Section 3.2.1; or

                           (c)      The parties have failed to achieve one or
more of the Interim Events.

                                               *CONFIDENTIAL TREATMENT REQUESTED

The withdrawing party may terminate this West Nile Virus Addendum under this
Section 8.4 upon the provision to the other party (referred to for convenience as the "non-withdrawing party") of [...***...], specifying in reasonable detail the basis on which the withdrawing party is unilaterally terminating this West Nile Virus Addendum. (The notice of intent to withdraw described in this Section
8.4 is referred to for convenience as the "withdrawal notice"; and a date which is [...***...] is referred to for convenience as the "effective date of withdrawal").

         8.5 Continuance of WNV Development Program following Unilateral Withdrawal or Termination.

                  8.5.1. Election. Following any termination of this West Nile Virus Addendum for breach in accordance with Section 8.2 or an unilateral withdrawal by a party in accordance with Section 8.4, the non-defaulting party (under Section 8.2) or the non-withdrawing party (under Section 8.4) (referred to for convenience as the "Continuing Party") may elect to continue the WNV Development Program by providing written notice to the other party on or before the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4.

                  8.5.2.   Funding and Conduct of Development.

                           (a)      If a Continuing Party elects pursuant to
this Section 8.5 to continue funding the WNV Development Program, such Continuing Party shall be solely responsible for the current funding of all WNV Development Costs from and after the effective date of termination under Section
8.2 or the effective date of withdrawal under Section 8.4, subject to the right to reimbursement more particularly described below.

                           (b)      In addition to Section 8.5.2(a), if the
Continuing Party is Chiron, Chiron shall pay Gen-Probe [...***...]. Such amount shall be payable in accordance with the provisions of Section 5.3, including without limitation monthly payment against Budget and monthly true-up payments. Chiron shall be entitled to reimbursement of such amounts paid in accordance with the provisions of Section 8.5.3 below.

                  8.5.3. Reimbursement of Development Costs. The party electing to continue development under the terms of Section 8.5 shall be deemed to be the party who "wishes to develop the Future Blood Screening Assay" described in Section 3.2.1(c) of the Agreement. The provisions of Section 3.2.1(c) and the provisions of Section 3.2.3(b)(i) of the Agreement shall govern the rights and obligations of the parties from and after the effective date of termination under Section 8.2 or the effective date of withdrawal under Section
8.4 of the WNV Development Program as a joint development program under this West Nile Virus Addendum, except Section 3.2.1(b) of the Agreement shall be deleted in its entirety, and replaced with the following.

                  "b.      In the case of a Future Blood Screening Product which
         is funded by one party pursuant to Section 3.2.1(c) of the Agreement and Section 8.5 of the West Nile Virus Addendum, such party shall be solely responsible for all Development Costs of such Future Blood Screening Assay and be entitled to reimbursement of the portion of the total Development Costs incurred after the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4, as the case may be (the "Post-Withdrawal
         Development Costs"), as follows:

                                               *CONFIDENTIAL TREATMENT REQUESTED

                  i. If the funding party is Gen-Probe, Chiron shall (A) [...***...]; (B) [...***...]; (C) [...***...]; (D) [...***...]; (E)
         [...***...]; and (F) [...***...]. Thereafter, Net Sales shall be paid as provided under Section 3.2.7 of the Agreement.

                           ii. If the funding party is Chiron, Chiron shall pay to Gen-Probe the [...***...], then Chiron shall (A) [...***...];
         (B) [...***...]; (C) [...***...]; (D) [...***...]; and (E) [...***...].
         thereafter, Net Sales shall be paid as provided under Section 3.2.7 of the Agreement.

                           iii. The parties agree that the funding party is entitled to a preferential return on the Post-Withdrawal Development Costs incurred by the funding party , as a reasonable return for the additional risk incurred by the funding party, in an amount equal to [...***...] on the Post-Withdrawal Development Costs actually incurred by the funding party from the date incurred until the date on which such Post-Withdrawal Development Costs are reimbursed from WNV Assay Product revenues pursuant to Section 3.2.1(b)(i) above or Section 3.2.1(b)(ii) above, as applicable."

                                               *CONFIDENTIAL TREATMENT REQUESTED

                  8.5.4. Control of the Program upon Unilateral Funding. The Continuing Party shall have the right to appoint the Project Manager from and after the effective date of termination under Section 8.2 or the effective date of withdrawal under Section 8.4. The Continuing Party shall have the right to make such Material Modifications to the WNV Development Program that it deems necessary or prudent in its reasonable discretion, without the acceptance of the other party as otherwise required under Section 3.3.4 of this West Nile Virus Addendum. Notwithstanding the above, the Continuing Party shall remain obligated to provide the other party with a copy of the WNV Development Program, and all notice and reporting obligations set forth herein shall remain in full force and effect.

                  8.5.5. Rights under Agreement. Except as expressly modified by this Section 8.5, the parties shall retain all rights and obligations allocated pursuant to Section 3.2 of the Agreement. Without limiting the foregoing, without respect to which party is the Continuing Party, Gen-Probe shall have the exclusive right and obligation to conduct the development work and to manufacture the WNV Assay Product; Chiron shall have the exclusive right to promote, market and sell the WNV Assay Product and the parties shall have their respective rights under Section 3.2.8 of the Agreement, all as is more particularly described in the Agreement unaffected in any way by the withdrawal from the WNV Development Program.

9.       Escalation.

         9.1 Escalation Process. Prior to implementing the arbitration process more particularly described in Article 13 of the Agreement, the parties agree to escalate any dispute first to a discussion between responsible managers, and if they cannot agree, then to the Supervisory Board. However the parties explicitly acknowledge that in the event of the need for an urgent decision the party with primary responsibility will proceed to make the decision, and implement. It is agreed that the party with primary responsibility will make all reasonable and timely efforts to inform the other party of the issue requiring decision, particularly where the issue is one of some consequence.

         9.2 Remedies in Event of Default. Neither party shall be entitled to exercise any remedy otherwise available to it at law or in equity unless and until such party shall have provided the other party with notice of such event of default, reasonably specifying the nature of the default, and any applicable period of time for cure thereof shall have expired without cure, and the procedures defined in Article 13 of the Agreement shall have been first exhausted.

         9.3 Survival. Upon a termination of this West Nile Virus Addendum, the following provisions of this West Nile Virus Addendum shall survive such termination: Sections 2.3, 2.4.1, 7, 8, 9, and 10 and all rights under
Section 5.3.3 that have accrued as of the date of termination.

10. No Other Amendment. Except as expressly set forth in this West Nile Virus Addendum, all other terms and conditions of the Agreement, the parties' Definitive Written Settlement Agreement, dated December 5, 2001, and the Short Form Agreement, dated November 16, 2001, are hereby ratified and shall continue in full force and effect. In the event of a conflict between the terms of this West Nile Virus Addendum and the Agreement, the terms of this West Nile Virus Addendum shall control. The provisions of this West Nile Virus Addendum are intended to, and hereby, supercede any provisions in the Definitive Written Settlement Agreement entered into by and between the parties, dated December 5, 2001, and the Short Form Agreement entered into by and between the parties, dated November 16, 2001, on the same subject matter.

11. Counterparts. This West Nile Virus Addendum may be executed in counterparts, each of such shall be deemed an original, and all of which together shall constitute one and same instrument.

         IN WITNESS WHEREOF, the parties have caused this West Nile Virus Addendum to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of the respective parties.

GEN-PROBE INCORPORATED,                   CHIRON CORPORATION,
a Delaware corporation                    a Delaware corporation

By: /s/  Henry L. Nordhoff                By: /s/  Jack Goldstein
Its: President and CEO                    Its: President, Chiron Blood Testing
Date: Oct. 21, 2003                       Date: Oct. 10, 2003

                                 Schedule 1.4A

                        WNV Development Cost - Gen-Probe

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 Schedule 1.4B

                          WNV Development Cost - Chiron

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 Schedule 1.17.

                        Description of WNV Assay Product

The WNV Assay Product is an in vitro nucleic acid amplification test for the qualitative detection of West Nile Virus in human plasma for use in the Blood Screening Field. The WNV Assay Product is to be developed to run initially on the Procleix semi-automated instrument (eSAS).

                                   Schedule 5
                              WNV Development Costs

1. Reimbursable FTE Rate. Budgets for future years will be based on [...***...] per FTE per calendar until the budget for the year in question is finalized each year per Section 5.2.1(b). Until each years budget is agreed upon monthly budget payments per Section 5.3.2 will be based upon the previous years agreed rate per Section 5.2.1(b) subject to true-up once new rates have been agreed.

2. WNV Development Costs included within FTE Labor Rate. WNV Development Costs included within FTE Labor Rate consist of all attributable costs associated with the development of the WNV Assay Product and modifications to associated instrument system platforms (but excluding Tigris instruments) that may be required for such WNV Assay Product (calculated in accordance with United States generally accepted accounting principles, or as otherwise mutually agreed in writing between the parties) incurred prior to the Completion Date and includes pilot development; validation studies necessary for product and process licensure; clinical studies; licensing activities; and the manufacture and ultimate disposition of conformance lots of material, calculated as follows:

                           (a)      Shared development costs include: research
and development associated with the WNV Development Program; clinical studies; validation exclusively associated with the particular analyte; development lots; document preparation specific to the development;

                           (b)      The planned resources, and the associated
costs, will be broken out on a [...***...] basis and analyzed against the Resource Plan included within the Technical Plan, and reflected in the Budget;

                           (c)      Salaried staff costs included within the
Budget will be adjusted to reflect actual staff costs. Salary information may be aggregated to protect the identity of individuals. This salary information will be verifiable on a need to know basis to a select number of personnel from each company;

                           (d)      Cost for wage laborers plus the applicable
overhead charge for such labor (calculated at the rates and charges described in Section 5.2.1) paid to personnel described in the Resource Plan, including the WNV Development Program project manager and personnel engaged to perform QA testing for the WNV Development Program;

                           (e)      Costs for engineering prototypes and
manufacturing pilot modules required for the WNV Development Program;

                           (f)      Costs of inventory consumed in the WNV
Development Program, including raw material, intermediates and finished goods, and conformance lots, whether reject or not, that arise from the WNV Development Program or are necessary to support the WNV Development Program, and scrap material, including raw materials and development materials that arise from the WNV Development Program but excluding WNV Assay Product and scrap materials used strictly for internal research purposes or consumed in development programs other than the WNV Development Program;

                           (g)      Costs for conformance product documentation;

                           (h)      Costs for courier and mail service fees for
delivery of items between Gen-Probe and Chiron;

                                               *CONFIDENTIAL TREATMENT REQUESTED

                           (i)      Costs of travel, lodging and reasonable per
diem expenses for employee and consultants of Gen-Probe or Chiron incurred in furtherance of their activities hereunder, providing training or participating on the Supervisory Board to the extent such costs are not included within the overhead charge applicable to labor costs;

                           (j)      Costs of foreign registration, marketing
studies to support registration, and market research costs necessary to better define requirements or to support national decision-making;

                           (k)      Such other categories as the parties may
agree from time to time using the approval process described in Section 5.2.

                           (l)      All budgeted expenses of Departments
directly involved with the WNV Development Program

                           (m)      Appropriate portions of budgeted costs of
departments indirectly involved in the WNV Development Program.

3.       WNV Development Costs not included within FTE Labor Rate.

                           (a)      Cost of conformance lot materials consumed
in performance of WNV Development Program or clinical trials.

                           (b)      Significant Third Party consultant charges
(i.e. CRO, regulatory expertise, etc.) to the extent not captured within the FTE rates in Item 2 above.

                                 Schedule 5.2.3

                  WNV Development Costs Calculation Methodology

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 Schedule 5.3.1

                          Accrued WNV Development Costs

                                   [...***...]

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 Schedule 5.3.2

                          [...***...] Budgeted Payments

         The party with the negative delta shall submit to the other party, on or before the end of the [...***...] during the term of the WNV Development Program, an invoice setting forth the amount of the delta. In addition, any party owed by other an excess adjustment shall submit to the other party, on or before the end of the [...***...] during the term of the WNV Development Program, an invoice setting forth the amount of the excess adjustment, providing reasonable detail for any WNV Development Costs not previously invoiced and requesting payment of [...***...] of the total amount. WNV Development Costs by the invoicing party incurred to date and not yet reimbursed as provided herein, providing reasonable detail for any WNV Development Costs not previously invoiced and requesting payment of [...***...] of the total amount. Each party shall pay on or before the date specified therefore on the Technical Plan an amount equal to the lesser of (i) the WNV Development Costs reflected on the invoice submitted to such party on account of such payment (together with amounts reflected on earlier invoices not previously reimbursed) or (ii) the amount of the payment described on the attached Technical Plan. To the extent that a reimbursement payment is inadequate to cover the total WNV Development Costs incurred to date by a party, then each party shall carry over the balance to the next subsequent payment(s) until finally reimbursed in full.

         By way of example, and using hypothetical dollars for actual expenditures, the calculation would operate as follows:

----------------------------------------------------------------------
[...***...]          [...***...]         [...***...]       [...***...]
----------------------------------------------------------------------

----------------------------------------------------------------------
[...***...]          [...***...]                           [...***...]
----------------------------------------------------------------------
[...***...]          [...***...]         [...***...]       [...***...]
----------------------------------------------------------------------

                                               *CONFIDENTIAL TREATMENT REQUESTED

                                 Schedule 5.3.3

                          [...***...] True-Up Payments
                              (sample methodology)

         By way of example, and using hypothetical dollars for actual expenditures, the calculation would operate as follows: (true-up payment due to Chiron in this case):

-------------------------------------------------------------------------------------------------------------------------------
[...***...]           [...***...]         [...***...]          [...***...]          [...***...]     [...***...]     [...***...]
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
[...***...]           [...***...]                              [...***...]          [...***...]     [...***...]     [...***...]
-------------------------------------------------------------------------------------------------------------------------------
[...***...]           [...***...]         [...***...]          [...***...]          [...***...]                     [...***...]
-------------------------------------------------------------------------------------------------------------------------------

                                               *CONFIDENTIAL TREATMENT REQUESTED